April 21, 2026
To our shareholders:

Anterix and Public Utility District No. 1 of Benton County (“Benton PUD”) entered into a 10 MHz 900 MHz spectrum license sale agreement (the “Benton Agreement”) covering Benton County, WA, for a total payment of $771,000. This will enable Benton PUD to deploy a private wireless broadband network that will provide the taxpayer-owned utility and the community it serves with transformative communications capabilities to support its energy leadership, cooperation, and stewardship.

Benton PUD’s 900 MHz network will be utility-owned, utility-controlled, and purpose-built for the operational demands of its 927-square-mile service territory in Benton County, Washington – serving more than 58,000 customers across the communities of Kennewick, Richland, Prosser, Benton City, and Finley. The network will enable advanced grid automation, field workforce connectivity, enhanced outage detection and restoration.

Key components of the Agreement include:
•Assignment of 10 MHz of broadband spectrum, 896 - 901 MHz paired with 935 - 940 MHz, in Benton County, WA, following FCC issuance of a broadband license to Anterix.

•Delivery of the broadband spectrum is contemplated to occur within 18 months of contract execution.

•Total contract price of $13 million, with the first payment due by January 31, 2026, and final payment due by January 31, 2027. Final payment to Anterix is contingent on the broadband license being granted by the FCC and the broadband spectrum being assigned to CPS Energy.

•Total payments of $771,000; the timing of the first payment will occur within 30 days of contact execution, with final payment occurring when the broadband license is granted by the FCC, and broadband spectrum is assigned to Benton PUD.

In addition:
•As part of the Benton Agreement, Anterix and Benton PUD intend to collaborate to accelerate utility industry momentum for 900 MHz private networks and the Anterix Active Ecosystem.

•The Benton Agreement is subject to customary provisions regarding remedies, including refund of amounts paid, and termination rights, if a party fails to perform its contractual obligations. The Benton Agreement has been approved by both parties’ Boards of Directors.

Forward-Looking Statement

Certain statements contained in this fact sheet, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-Benton PUD agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in Benton PUD’s service area on a timely basis; and (iii) Anterix’s ability to qualify for and timely secure broadband licenses in Benton PUD’s service area. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.